UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 1, 2004

HealthGate Data Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-28701	04-3220927
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 310, Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 685-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HealthGate Data Corp.

Form 8-K

Item  1.01.  Entry into Material Definitive Agreement.

On November 1, 2004, HealthGate Data Corp. entered into Amendment No. 2 to its Content Agreement with HCA-Information Technology & Services, Inc. (“HCA-Information”), a subsidiary of HCA, Inc., formerly known as Columbia/HCA Healthcare Corporation.  This Amendment No. 2 extends the term of the Content Agreement for an additional two years, through October 31, 2006, subject to HCA-Information’s continuing right to terminate the Agreement at any time with sixty days prior notice.  As amended, the Agreement calls for HCA-Information to pay license fees of $1,015,000 annually for HealthGate’s content and newsletter product.  Amendment No. 2 also expands the number of HCA hospitals and health related facilities with access to HealthGate’s content to 480.  HealthGate has also agreed to provide certain services in support of its licensed content and products at no additional charge to HCA-Information.

A copy of the Amendment No. 2 is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibit Description

10.1	Amendment No. 2 to Content Agreement, effective November 1, 2004, between HCA-Information Technology & Services, Inc. and Registrant (excluding Schedules).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthGate Data Corp.

Date: November 4, 2004	By:	/s/ William S. Reece
William S. Reece
Chairman and Chief Executive Officer

	By:	/s/ Veronica Zsolcsak
Veronica Zsolcsak
Chief Financial Officer